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                                                                    EXHIBIT 10.2

                                 KENNAMETAL INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT

                  DATE OF GRANT OF THIS OPTION: APRIL 30, 1999

         THIS AGREEMENT made by and between KENNAMETAL INC., a Pennsylvania corporation (hereinafter called the "Company"), and Markos I. Tambakeras (hereinafter called the "Optionee") is made as of the above date under the Kennametal Inc. 1999 Stock Option Plan (the "Plan").

                                   WITNESSETH:

         1. The Company grants to the Optionee a Nonstatutory Stock Option (the "Option") to purchase 150,000 shares of the $1.25 Par Value Capital Stock of the Company at the price of $ 26.00 per share, subject to the terms and conditions of the Plan, except as expressly provided in the Agreement.

         2. The Option must be exercised within ten (10) years from July 1, 1999, and only at the times and for the number of shares indicated as follows:
(a) prior to June 30, 2000, this Option is not exercisable as to any shares; (b) on June 30, 2000, this Option shall become exercisable as to 50,000 shares; (c) on June 30, 2001, this Option shall become exercisable as to 50,000 shares; and
(d) on June 30, 2002, this Option shall become exercisable as to the remaining 50,000 shares.

         3. In addition to the vesting provisions stated in the Plan, the Shares subject to this Agreement shall immediately vest upon termination of Employee without Cause or upon Employee's termination of employment due to an Employer's Breach, or upon a Change-in-Control, all as defined in Employee's Executive Employment Agreement dated as of May 4, 1999.

         4. It is intended that the Option not constitute an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         5. The Optionee or any purchaser permitted to purchase the shares pursuant to the terms of the Plan shall purchase not less than 100 shares at any one purchase (or the total number of shares purchasable under this Option at such time, if less than 100).

         6. If the Optionee shall cease to be employed by the Company or any of its subsidiaries, the Option will continue its normal vesting period as provided above, unless such termination of employment shall be for Cause (as defined in Optionee's Executive Employment Agreement dated as of May 4, 1999) or in violation of an agreement by the Optionee to remain in the employ of the Company or one of its subsidiaries, in which case the Option shall forthwith terminate; provided however, that the Plan Administrator may in its sole discretion extend the



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option period of any option for up to three years from the date of termination of employment regardless of the original option period.

         7. The Option may be exercised only by written request to the Treasurer of the Company at Latrobe, Pennsylvania, accompanied by payment of the option price in full either (i) in cash for the shares with respect to which it is exercised, (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a registered broker-dealer under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company, (iii) by delivering shares of the $1.25 Par Value Capital Stock ("Capital Stock") of the Company; provided however that the shares of Capital Stock delivered in payment of the option price must have been held by the participant for at least six (6) months in order to be utilized to pay the option price; or (iv) a combination of payment procedures set forth above.

         8. The Optionee may pay the Company the amount required to be withheld under applicable tax withholding requirements (i) in cash; (ii) through the delivery to the Company of previously owned shares of Capital Stock having an aggregate fair market value on the Tax Date equal to the tax obligation; or
(iii) through any combination of payment procedures set forth in subsections
(i)-(ii). Tax withholding obligations may not be satisfied by withholding shares of Capital Stock otherwise issuable in connection with an exercise of the Option.

         9. Each capitalized term used herein without being defined herein shall have the meaning ascribed to it in the Plan.

         IN WITNESS WHEREOF, the undersigned have executed this Stock Option Agreement as of the date first above written.

EXECUTED IN DUPLICATE

ATTEST:                                KENNAMETAL INC.


/s/ David T. Cofer                     By: /s/ Timothy D. Hudson
-------------------------------            ---------------------------------
         Secretary                                 Vice President


WITNESS:                               Optionee:


/s/ Nancy Torba                        /s/  Markos I. Tambakeras
-------------------------------            ---------------------------------
                                                  Markos I. Tambakeras